                                 SCHEDULE 14A/A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               SUCCESSORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3)  Filing party:

--------------------------------------------------------------------------------

     (4)  Date filed:

--------------------------------------------------------------------------------

                               SUCCESSORIES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 26, 1998


To the Shareholders of Successories, Inc.


     Notice is hereby given that the annual meeting of shareholders of Successories, Inc., an Illinois corporation (the "Company"), will be held at Stonebridge Country Club, 2705 Stonebridge Boulevard, Aurora, Illinois 60504 on Wednesday, August 26, 1998 at 10:00 A.M., Central Daylight Savings Time, for the following purposes:



     1. To elect two (2) Class III directors for the terms specified in the proxy statement or until their successors are elected and qualified;


     2. To approve amendments to the Company's 1995 Employee Stock Purchase
        Plan;

     3. To ratify the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending January 30, 1999; and

     4. To transact such other business as may properly come before the meeting.


     Shareholders of record as of the close of business on July 10, 1998 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.


     Please mark, sign, date and mail the accompanying proxy in the enclosed self-addressed, postage paid envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By Order of the Board of Directors,

                                          TIMOTHY C. DILLON
                                          Secretary

Aurora, Illinois

July 13, 1998

                               SUCCESSORIES, INC.
                                2520 DIEHL ROAD
                             AURORA, ILLINOIS 60504
                                  630-820-7200
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 26, 1998


                                  INTRODUCTION


     The enclosed proxy is solicited on behalf of the Board of Directors of Successories, Inc. (the "Company") in connection with the annual meeting of shareholders to be held on Wednesday, August 26, 1998 at 10:00 A.M., Central Daylight Savings Time, and any adjournment thereof ("Annual Meeting"), at Stonebridge Country Club, 2705 Stonebridge Boulevard, Aurora, Illinois 60504.


     The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by telegraph, telephone or in person. Proxies may be revoked at any time prior to voting. Revocation may be done prior to the meeting by written revocation sent to the Secretary of the Company, Successories, Inc., 2520 Diehl Road, Aurora, Illinois 60504; or it may be done personally upon oral or written request at the Annual Meeting.


     This proxy statement will be first mailed or delivered to shareholders on or about July 15, 1998.


                   RECORD DATE; VOTING SECURITIES OUTSTANDING


     The close of business on July 10, 1998 is the record date for determining the holders of common stock, $.01 par value ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting.


     As of May 29, 1998, the Company had outstanding voting securities consisting of 6,765,081 shares of Common Stock. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. A broker non-vote (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) is not considered entitled to vote and is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, that shareholder's shares are treated as present and entitled to vote. Thus, an abstention from voting on a matter has the same legal effect as vote "AGAINST" the matter.

                               SECURITY OWNERSHIP

     The following table sets forth, with respect to the Company's Common Stock, all persons known to be the beneficial owner of more than 5% of the Company's Common Stock as of May 29, 1998.

                                                  NUMBER OF SHARES
                                                   AND NATURE OF
                                                     BENEFICIAL
                BENEFICIAL OWNER                    OWNERSHIP(1)     PERCENT OF CLASS
                ----------------                  ----------------   ----------------
Arnold M. Anderson..............................     1,071,380(2)         15.2%
Corbin & Company................................       532,000(3)          7.9%
State of Wisconsin Investment Board.............       427,900(4)          6.3%

---------------

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Includes 295,000 shares subject to immediately exercisable options and warrants; 5,290 shares held by Mary Margaret Anderson (his wife); 275,000 shares held in trust by Mary Margaret Anderson as trustee, as to which Mr. Anderson has sole voting and investment power; 2,638 shares held in trust by Mr. Anderson as trustee, as to which Mr. Anderson has sole voting and investment power; and 2,400 shares held in the name of his son. Mr. Anderson's address is c/o Successories, Inc., 2520 Diehl Road, Aurora, Illinois 60504.

(3) According to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"), dated February 13, 1998. Corbin & Company shares voting and dispositive power of the shares with its advisory clients. The address of Corbin & Company is 6300 Ridglea Place, Suite 1111, Fort Worth, Texas 76116.

(4) According to a Schedule 13G/A filed with the SEC, dated January 23, 1998. The address of the State of Wisconsin Investment Board is Post Office Box 7842, Madison, Wisconsin 53707.

     The following table sets forth, as of May 29, 1998, with respect to the shares of Common Stock beneficially owned by: (i) each director and nominee;
(ii) the Chief Executive Officer; (iii) the other most highly compensated executive officers; and (iv) all directors and executive officers as a group.


                                                      NUMBER OF
                                                     SHARES AND
                                                      NATURE OF
                                                     BENEFICIAL         PERCENT
                 BENEFICIAL OWNER                   OWNERSHIP(1)       OF CLASS
                 ----------------                   ------------       ---------
Arnold M. Anderson................................   1,071,380(2)       15.2%
James M. Beltrame(3)..............................     238,971(4)        3.4%
Seamas T. Coyle...................................      20,930(5)         *
Timothy C. Dillon.................................      30,361(6)         *
John F. Halpin....................................       5,428(7)         *
Steven D. Kuptsis.................................       2,310            *
Robert P. Hayes...................................          --            *
David Houston.....................................      33,000(8)         *
Cheryl Lawton Griffith............................       3,667(9)         *
C. Joseph LaBonte.................................      68,246(10)       1.0%
Steven B. Larrick.................................      52,000(11)        *
Michael H. McKee..................................      80,092(12)       1.2%
Mervyn C. Phillips, Jr............................      31,200(13)        *
Guy E. Snyder.....................................      21,767(14)        *
Jill Werner.......................................      21,658(15)        *
All of the directors and executive officers as a
  group (15 persons)..............................   1,681,010(16)      22.5%


---------------

  * Percentage represents less than 1% of the total shares of Common Stock outstanding as of May 29, 1998.

 (1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

 (2) See note 2 above regarding nature of stock ownership.


 (3) Mr. Beltrame was replaced as President, Chief Executive Officer and Director of the Company on June 29, 1998.



 (4) Includes 198,000 shares subject to immediately exercisable options and warrants. Excludes 100 shares held by Rose Beltrame (his mother) as to which Mr. Beltrame shares joint investment control but to which he disclaims beneficial ownership.



 (5) Includes 315 shares held by NBD Securities, Inc., custodian for Seamas T. Coyle Individual Retirement Account; 315 shares held by NBD Securities, Inc., Custodian for Kathleen Coyle (his wife) Individual Retirement Account; and 19,800 shares subject to immediately exercisable options and warrants.



 (6) Includes 12,183 shares held by Timothy C. Dillon and Julie L. Dillon (his wife); and 18,178 shares subject to immediately exercisable options.



 (7) Represents shares subject to immediately exercisable options.

 (8) Includes 3,000 shares subject to immediately exercisable options.



 (9) Includes 3,428 shares subject to immediately exercisable options.



(10) Includes 24,000 shares subject to immediately exercisable options and warrants.



(11) Includes 9,000 shares held by Dorothy F. Larrick (his wife); 6,000 shares in aggregate held in trust for the benefit of each of Cathy, Natalie, Elizabeth and James Larrick (his children); 2,000 shares held in an individual retirement account; and 22,000 shares subject to immediately exercisable options and warrants.



(12) Includes 8,844 shares held by Michael H. McKee; 25,918 shares held by Michael McKee and Cassandra McKee (his wife) as joint tenants; 330 shares held by Cassandra McKee; and 45,000 shares subject to immediately exercisable options.



(13) Includes 12,000 shares held by Five M's Ltd. Money Purchase Pension Plan, of which Mr. Phillips is trustee; 1,200 shares held by Mr. Phillips as trustee of the Mervyn C. Phillips Revocable Trust; and 18,000 shares subject to immediately exercisable options. Excludes 5,000 shares held by Mr. Phillips as trustee under the will of M.C. Phillips, III for the benefit of a family trust to which Mr. Phillips has voting power but to which he disclaims beneficial ownership.



(14) Includes 300 shares held by Linda G. Snyder (his wife); 300 shares held by Guy E. Snyder and Linda G. Snyder as joint tenants; and 18,400 shares subject to immediately exercisable options and warrants.



(15) Includes 9,678 shares subject to immediately exercisable options; and 6,750 shares subject to immediately exercisable options held by Kenneth Werner (her husband).



(16) Includes 686,662 shares subject to options and warrants exercisable within sixty days; and 94,311 shares as to which voting and/or investment powers are shared.


                                     ITEM 1

                             ELECTION OF DIRECTORS


     It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the two (2) nominees for Class III Directors named below. The number of Class III Directors is presently fixed at two members. In the event that any nominee for Director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees. Provided a quorum is present, the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of each nominee.


     The identity of each such Director and his term is indicated below.

                                   CLASS III

                          (TERM EXPIRING IN YEAR 2001)

                               Arnold M. Anderson

                                Michael H. McKee


     Directors hold office until the Annual Meeting in the fiscal year in which their terms expire and until their respective successors have been elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

           INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS:


                                       TERM     DIRECTOR
    NOMINEES FOR DIRECTOR:      AGE   EXPIRES    SINCE      PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
    ----------------------      ---   -------   --------    ----------------------------------------
Arnold M. Anderson(1).........  53     2001       1990     Chairman of the Board and Director for the
                                                           Company since May 1997; prior thereto,
                                                           Chief Executive Officer, President,
                                                           Chairman of the Board and Director for the
                                                           Company and its predecessor (Primus) since
                                                           October 1990; prior thereto, Chairman and
                                                           President of the predecessors to the
                                                           Company's subsidiaries.
Michael H. McKee..............  44     2001       1990     Senior Vice President, Creative Director
                                                           and Director for the Company and its
                                                           predecessor since October 1990; prior
                                                           thereto, Creative Director of Product
                                                           Development and Advertising for the
                                                           predecessors to the Company's subsidiaries.
CONTINUING DIRECTORS:
------------------------------
C. Joseph LaBonte(3)..........  58     2000       1994     Chairman of The Vantage Group, an
                                                           investment and financial advisory firm
                                                           formed in 1983; prior thereto President,
                                                           Chief Executive Officer and Director of
                                                           Jenny Craig International from April 1994
                                                           to October 1997; prior thereto, President,
                                                           Chief Operating Officer and a Director of
                                                           Reebok International, Ltd., a company
                                                           specializing in the designing, marketing
                                                           and distribution of footwear and related
                                                           apparel. Mr. LaBonte is also a director of
                                                           Hampton International Products.
Mervyn C. Phillips,             63     2000       1990     Principal of JH Chapman Group, LLC, a
  Jr.(2)(3)...................                             privately held investment company.
Seamas T. Coyle(1)(2).........  47     1999       1995     Partner in accounting firm of Coyle,
                                                           Fanning & Company and its predecessors
                                                           since 1980; prior thereto, a Certified
                                                           Public Accountant since 1974. Coyle,
                                                           Fanning & Company performs tax services for
                                                           the Company.
Timothy C. Dillon.............  35     1999       1995     Senior Vice President of the Company since
                                                           May 1997; prior thereto, Vice President of
                                                           the Company since April 1993; prior
                                                           thereto, President of First American
                                                           Franchise Corporation (the franchising
                                                           subsidiary of Beauty Express, Inc.); prior
                                                           thereto attorney for Francorp, Inc. (a
                                                           franchise development consulting firm)
                                                           since 1989.

                                       TERM     DIRECTOR
    NOMINEES FOR DIRECTOR:      AGE   EXPIRES    SINCE      PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
    ----------------------      ---   -------   --------    ----------------------------------------
Guy E. Snyder(1)(2)...........  44     1999       1995     Partner in the law firm of Vedder, Price,
                                                           Kaufman & Kammholz since 1996, a law firm
                                                           that serves as counsel to the Company;
                                                           prior thereto, a partner in the law firm of
                                                           Keck, Mahin & Cate.
Steven B. Larrick(3)..........  51     1999       1996     President of Power Hospital Fitness Group
                                                           since June 1998; prior thereto Chairman and
                                                           Chief Executive Officer of Chernin's Shoes,
                                                           Inc. from 1993 until December 1997; prior
                                                           thereto served in various management level
                                                           positions with Chernin's Shoes, Inc. since
                                                           1973.

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation and Stock Option Committee.

     The Board of Directors held three meetings during the fiscal year ended January 31, 1998. All Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. In addition to the Executive Committee, the Board of Directors of the Company has a standing Audit Committee and a standing Compensation and Stock Option Committee.

     The Audit Committee held one meeting during the fiscal year ended January 31, 1998. This Committee is responsible for reviewing with the Company's financial management and its independent auditors, the proposed audit program for each fiscal year, the results of the audits and the adequacy of the Company's systems of internal accounting control. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Directors Coyle, Phillips and Snyder are members of this Committee.

     The Compensation and Stock Option Committee held one meeting during the fiscal year ended January 31, 1998. This Committee is responsible for annually reviewing the salaries and bonuses of all executive officers and administering the Company's Stock Option Plan. Directors LaBonte, Phillips and Larrick are members of this Committee.

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below includes, for each of the fiscal years ended January 31, 1998 and February 1, 1997, for the nine-month transition period ended February 3, 1996, and for the fiscal year ended April 30, 1995, individual compensation for services to the Company and its subsidiaries of those persons who were, at January 31, 1998: (i) the Chief Executive Officer; and (ii) the four most highly compensated executive officers of the Company (collectively, the "Named Officers").

                                                                            LONG TERM
                                                                           COMPENSATION
                                                    ANNUAL COMPENSATION       AWARDS
                                                    --------------------   ------------
                                                            OTHER ANNUAL    SECURITIES
                                           SALARY   BONUS   COMPENSATION    UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITIONS    YEAR        ($)     ($)        ($)         OPTIONS(#)    COMPENSATION
 ----------------------------    ----      -------  ------  ------------   ------------   ------------
Arnold M. Anderson               1998      192,308  50,000       0                 0       4,600  (1)
  Chairman of the Board          1997      193,827  50,000       0           110,000(2)      0
  and Director                   1996(3)   131,250       0       0                 0         0
                                 1995      175,000       0       0                 0         0
James M. Beltrame                1998      185,096  50,000       0            50,000(4)      0
  President, Chief Executive     1997      166,827  50,000       0           150,000(5)      0
  Officer and Director           1996(3)   110,885       0       0            70,000(6)      0
                                 1995(7)    12,981       0       0                 0         0
Michael H. McKee                 1998      144,231  25,000       0            50,000(4)      0
  Senior Vice President,         1997      141,827  12,500       0            12,500(8)      0
  Creative Director and          1996(3)    93,750       0       0                 0         0
     Director
                                 1995      100,000       0       0                 0         0
Raymond A. Mackie                1998      118,653  12,500       0             7,142(9)      0
  Senior Vice President of       1997      112,288  20,000       0            20,000(8)      0
  Manufacturing Operations       1996(3)    75,000       0       0                 0         0
                                 1995(10)    5,769       0       0                 0         0
John F. Halpin                   1998      115,192       0       0             7,142(9)      0
  Senior Vice President          1997(11)   41,135       0       0            20,000(12)     0
  Direct Marketing Division

---------------

(1) Represents club membership and related fees.

(2) Includes options to purchase 80,000 shares of Common Stock granted February 6, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing February 6, 1997, and expire on February 6, 2006. Includes options to purchase 20,000 shares of Common Stock granted February 6, 1996 separate and aside from the Company's Stock Option Plan; such options are immediately exercisable, and expire on February 6, 2006. Includes options to purchase 10,000 shares of Common Stock granted November 11, 1996 separate and aside from the Company's Stock Option Plan; such options are immediately exercisable and expire on November 10, 2001.

(3) Represents compensation for the nine-month transition period beginning May 1, 1995 and ending on February 3, 1996.

(4) Represents options granted May 20, 1997 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing May 20, 1998 and expiring May 20, 2007.

(5) Includes options to purchase 80,000 shares of Common Stock granted February 6, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing February 6, 1997, and expire on February 6, 2006. Includes options to purchase 20,000 shares of Common Stock granted February 6, 1996 separate and aside from the Company's Stock Option Plan; such options are immediately exercisable, and expire on February 6, 2006. Includes options to purchase 40,000 shares of Common Stock granted June 17, 1996 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 17, 1997, and expire on June 17, 2006. Includes options to purchase 10,000 shares of Common Stock granted November 11, 1996 separate and aside from the Company's Stock Option Plan; such options are immediately exercisable and expire on November 10, 2001.

 (6) Represents options granted pursuant to the Company's Stock Option Plan. Such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 8, 1996.

 (7) For the period since Mr. Beltrame became employed by the Company on March 14, 1995.

 (8) Represents options granted June 17, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 17, 1997, and expire on June 17, 2006.

 (9) Represents options granted June 2, 1997 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 2, 1998, and expire on June 2, 2007.

(10) For the period since Mr. Mackie became employed by the Company on April 10, 1995.

(11) For the period since Mr. Halpin became employed by the Company on September 25, 1996.

(12) Represents options granted September 25, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing September 25, 1997, and expire on September 25, 2006.

     The tables below set forth certain information with respect to options held by the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE
                                       PERCENT OF TOTAL                                AT ASSUMED RATES OF STOCK
                         NUMBER OF     OPTIONS GRANTED                                   PRICE APPRECIATION FOR
                         SECURITIES    TO EMPLOYEES IN    EXERCISE OR                       OPTION TERM ($)
                         UNDERLYING      FISCAL YEAR      BASE PRICE     EXPIRATION    --------------------------
                         OPTIONS(1)         (%)(1)          ($/SH.)         DATE           5%             10%
                         ----------    ----------------   -----------    ----------    -----------    -----------
Arnold M. Anderson.....        --              --               --             --             --             --
James. M. Beltrame.....    50,000            19.0             5.75        5/20/07        180,807        458,201
Michael H. McKee.......    50,000            19.0             5.75        5/20/07        180,807        458,201
Raymond A. Mackie......     7,142             2.7             5.75         6/2/07         25,826         65,449
John F. Halpin.........     7,142             2.7             5.75         6/2/07         25,826         65,449

---------------

(1) Excludes options forfeited in last fiscal year.

              AGGREGATED OPTION/SAR EXERCISES AND OPTION/SAR VALUE

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARS(#)                 OPTIONS/SARS($)
                                  SHARES                       AT JANUARY 31, 1998            AT JANUARY 31, 1998(1)
                                ACQUIRED ON     VALUE      ----------------------------    ----------------------------
                                EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                -----------    --------    -----------    -------------    -----------    -------------
Arnold M. Anderson..........        --            --         295,000           6,000         161,525               0
James. M. Beltrame..........        --            --         198,000         110,000          14,950          15,000
Michael H. McKee............        --            --          45,000          11,500           3,750          15,000
Raymond A. Mackie...........        --            --          19,428          27,714             536           2,143
John F. Halpin..............        --            --           5,428          21,714           2,536          10,143

---------------
(1) Value is based on the difference between the exercise price and fair market value at January 30, 1998, the last day during the fiscal year for which market prices are available ($6.125 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

              BOARD COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's compensation philosophy is comprised of several elements designed to attract and retain key personnel, reward outstanding performance and link executive pay to long-term Company performance. These elements consist of a base salary, annual bonus compensation relating pay to performance and long-term incentive awards designed to align executive interests with shareholder interests.

BASE SALARY

     The base salary of Arnold M. Anderson was established pursuant to an employment agreement dated March 1, 1996 whereby Mr. Anderson receives a minimum base salary of $200,000 per year annually for a period of three years and the opportunity to earn a bonus each year.

     The base salary of James M. Beltrame was established pursuant to an employment agreement dated June 1, 1996 whereby Mr. Beltrame received a minimum base salary of $175,000 per year annually for a period of three years and the opportunity to earn a bonus each year. On May 20, 1997, Mr. Beltrame was promoted to Chief Executive Officer for the Company and the Compensation Committee agreed to increase his base salary to $200,000.

     The base salaries of the Company's other executive officers are determined by Messrs. Anderson and Beltrame with the approval of the Compensation and Stock Option Committee. Individual salaries are determined based on historical salary levels within the Company or the salary level of the officer at the time he commenced employment with the Company, and salary levels generally correspond to the level of responsibility of each executive. Increases are generally determined with regard to available earnings and individual performance.

BONUS COMPENSATION

     Annual bonuses for executive officers of the Company, excluding Messrs. Anderson and Beltrame, are determined by the Compensation and Stock Option Committee based on the recommendation of Messrs. Anderson and Beltrame and are awarded on a discretionary basis by the Compensation and Stock Option Committee. For the fiscal year ended January 31, 1998, the Compensation and Stock Option Committee considered the following criteria in awarding bonuses to those executives whose performance during the fiscal year impacted favorably on the results of the Company as a whole: corporate revenues, corporate net income and general corporate performance relative to market conditions in the Company's industry. The Company does not intend to award discretionary bonuses for the fiscal year ended January 31, 1998.

LONG-TERM INCENTIVE

     The Company's Stock Option Plan (the "Option Plan") authorizes the Compensation and Stock Option Committee to grant the employees of the Company and its subsidiaries incentive or non-qualified stock options. The Compensation and Stock Option Committee determines the prices and terms at which such options may be granted. The purpose of the Option Plan is to encourage stock ownership by the persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's affairs.

     On June 8, 1995, the Company granted Mr. Beltrame options to purchase an aggregate of 70,000 shares of the Company's Common Stock at an exercise price of $6.875 per share pursuant to the Option Plan. Pursuant to the Non-Qualified Stock Option Agreements executed by Mr. Beltrame, the exercise of 40,000 of such options were subject to the attainment of certain revenue and profitability goals agreed to by Mr. Beltrame and the Board of Directors. Such revenue and profitability goals were attained and the options expire on June 8, 2005.

     On February 6, 1996, Messrs. Anderson and Beltrame were granted options to purchase 80,000 shares of Common Stock each pursuant to the Company's Option Plan at an exercise price of $7.625 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing February 6, 1997, and expire on February 6, 2006. On September 25, 1996, Mr. Halpin was granted options to purchase 20,000 shares of Common Stock pursuant to the Company's Option Plan at an exercise price of $5.625 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing September 25, 1997 and expire on September 25, 2006. On November 11, 1996, Messrs. Anderson and Beltrame were granted options to purchase 10,000 shares of Common Stock each separate and aside from the Company's Option Plan; such options are immediately exercisable and expire on November 10, 2001. On June 17, 1996, Mr. Beltrame was also granted options to purchase 40,000 shares of Common Stock separate and aside from the Company's Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant commencing June 17, 1997 and expire on June 17, 2006. In addition, on February 6, 1996, Messrs. Anderson and Beltrame were granted options to purchase 20,000 shares of Common Stock each at an exercise price of $7.625 per share pursuant to Common Stock Option Agreements dated February 6, 1996 separate and aside from the Company's Option Plan; such options vested and became exercisable on the date of the grant and expire on February 6, 2006.

     On June 17, 1996, the Company granted options to purchase an aggregate of 91,500 shares to executive officers other than Mr. Beltrame at an exercise price of $6.125 per share. Such options are exercisable in cumulative annual increments of 20% of the original grant beginning June 17, 1997, expiring on June 17, 2006.

     On May 20, 1997, Messrs. Beltrame and McKee were granted options to purchase 50,000 shares of Common Stock each pursuant to the Company's Stock Option Plan at an exercise price of $5.75 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing May 20, 1998, and expire May 20, 2007. On June 2, 1997, Messrs. Halpin and Mackie were granted options to purchase 7,142 shares of Common Stock each pursuant to the Company's Stock Option Plan at an exercise price of $5.75 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 2, 1998, and expire June 2, 2007.

     Non-qualified options to purchase 4,000 shares of Common Stock are granted automatically under the Option Plan to each person serving as a non-employee director immediately following each Annual Meeting of Shareholders. The annual grant of non-qualified options to non-employee directors is in addition to cash meeting fees paid by the Company to such directors, thereby tying such directors' compensation to the performance of the Company's Common Stock.

                                          Compensation Committee

                                          C. Joseph LaBonte
                                          Steven B. Larrick
                                          Mervyn C. Phillips, Jr.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for: (i) the Company's Common Stock (which is traded on the Nasdaq Stock Market(SM)); (ii) the CRSP Total Return Index for the Nasdaq Stock Market(SM); and (iii) the CRSP Total Return Index for Nasdaq Retail Trade Stocks.

     On December 1, 1993, the Company's Common Stock began trading on the Nasdaq Stock Market(SM) under the symbol CLXG. On July 30, 1996, the Company's Shareholders approved a change in the Company's name to Successories, Inc. On September 16, 1996, the Company's stock began trading on the Nasdaq Stock Market(SM) under the symbol SCES. All returns were calculated assuming dividend reinvestment.

                               SUCCESSORIES, INC.
                              COMPARATIVE RETURNS

                                                                         NASDAQ            NASDAQ
               MEASUREMENT PERIOD                  SUCCESSORIES,         STOCK          RETAIL TRADE
             (FISCAL YEAR COVERED)                      INC.             MARKET            STOCKS
04/29/94                                                     100.0             100.0             100.0
04/28/95                                                     38.96            116.25             97.32
02/03/96                                                     39.61            146.93            107.84
02/01/97                                                     36.36            192.61            132.67
01/31/98                                                     31.82            227.74            155.12

     Assumes $100 invested on April 29, 1994 in Successories, Inc. common stock, the CRSP Total Return Index for the Nasdaq Stock Market(SM) and the CRSP Total Return Index for Nasdaq Retail Trade Stocks.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On April 6, 1993, the Company established a Compensation Committee of the Board of Directors for purposes of making certain executive compensation decisions. On May 21, 1996, the Stock Option Committee was combined with the Compensation Committee to form the Compensation and Stock Option Committee. Messrs. LaBonte, Larrick and Phillips are members of the Compensation and Stock Option Committee. At the request of the Compensation and Stock Option Committee, Messrs. Anderson and Beltrame have and will confer with the Committee and make recommendations for the salaries and bonuses of the executive officers.

DIRECTOR COMPENSATION

     Each non-employee director shall receive cash compensation in the amount of $1,000 for each meeting attended. In addition, each non-employee director receives an annual grant to acquire 4,000 shares of Company common stock at the closing bid price on the Nasdaq Stock Market on the date of the Company's

Annual Meeting of Shareholders pursuant to the Company's Option Plan. Such options vest immediately upon grant. In addition, non-employee directors receive $500 plus travel expenses for attending each Committee meeting.

EMPLOYMENT AGREEMENTS

     In March 1996, the Company entered into an employment agreement with Arnold
M. Anderson which provides that he will receive a minimum base salary of $200,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. Anderson and the Company's Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Pursuant to the agreed upon formula, Mr. Anderson received a bonus of $50,000 for the fiscal year ended January 31, 1998.

     In June 1996, the Company entered into an employment agreement with James
M. Beltrame which provides that he will receive a minimum base salary of $175,000 per year annually for three years plus the opportunity to earn a bonus each year. On May 20, 1997, the Compensation Committee of the Board of Directors approved an increase in the base salary to $200,000 in connection with Mr. Beltrame's promotion to Chief Executive Officer for the Company. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. Beltrame and the Company's Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Pursuant to the agreed upon formula, Mr. Beltrame received a bonus of $50,000 for the fiscal year ended January 31, 1998.

     In June 1996, the Company entered into an employment agreement with Michael
H. McKee, which provides that he will receive a minimum base salary of $150,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. McKee and the Company's Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Pursuant to the agreed upon formula, Mr. McKee received a bonus of $25,000 for the fiscal year ended January 31, 1998.

CERTAIN TRANSACTIONS

     All transactions between the Company and its officers, directors, and principal shareholders are required to be approved by a majority of the independent and disinterested non-employee directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by the applicable due dates during the fiscal year ended January 31, 1998.

     All of these filing requirements were satisfied, except: Arnold M. Anderson, Chairman of the Board, filed one late report covering three transactions; Cheryl Lawton Griffith, Vice President of the Company, filed one late report covering her initial ownership; Steven D. Kuptsis, Senior Vice President of the Company, filed one late report covering his initial ownership; and Mervyn C. Phillips, Jr., Director of the Company, filed five late reports covering eleven transactions.

                                     ITEM 2

                 PROPOSED AMENDMENTS TO THE SUCCESSORIES, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN

     There will be presented at the Annual Meeting a proposal to amend the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). As of May 29, 1998, 87% of the shares of Common Stock authorized for purchase under the Stock Purchase Plan have been purchased by participants thereunder.

     On May 22, 1998, the Board of Directors approved certain amendments to the Stock Purchase Plan, subject to shareholder approval. The amendments to the Stock Purchase Plan would (i) increase the number of shares of Common Stock that may be purchased thereunder from 175,000 to 350,000; and (ii) extend the term of the Stock Purchase Plan until September 30, 2001. The purpose of the proposed amendments to the Stock Purchase Plan is to enable the Company to continue to provide incentives to all eligible employees through stock ownership. These amendments are subject to approval by the shareholders of the Company at the Annual Meeting.

     Assuming a quorum is present, an affirmative vote by the holders of a majority of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to amend the Stock Purchase Plan.

     The following is a summary of the Stock Purchase Plan as amended to reflect the matters to be considered at the Annual Meeting.

GENERAL

     The purpose of the Stock Purchase Plan is to give all eligible employees of the Company and its subsidiaries the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions or contributions and thereby obtain or increase a proprietary interest in the Company. The Board of Directors believes that the Stock Purchase Plan is in the best interests of the Company and its shareholders and is necessary to encourage employee ownership of shares of Common Stock. The Company is unable to determine the amount of benefits that may be received by participants under the Stock Purchase Plan as participation is discretionary with each employee. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Under the proposed amendments, a maximum of 350,000 shares of Common Stock will be available for purchase pursuant to the Stock Purchase Plan. As of May 29, 1998, the closing sale price of Common Stock was $5.125 per share as reported by the Nasdaq National Market.

ADMINISTRATION

     The Stock Purchase Plan is interpreted and administered by the Company's Board of Directors. The Board has full power and authority to (i) administer and interpret the Stock Purchase Plan; and (ii) make all other determinations necessary or advisable for the Stock Purchase Plan's administration.

ELIGIBILITY

     Any employee who is employed by the Company as of the date of commencement of a phase (as described below) and who customarily works more than 20 hours per week is eligible to participate in the Stock Purchase Plan. As of May 29, 1998, approximately 300 employees were eligible to participate in the Stock Purchase Plan. No employee will be granted an option under the Stock Purchase Plan which permits his or her rights to purchase shares of Common Stock under all employee stock purchase plans of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined when the option was granted) during (i) any calendar year for which the option was outstanding at any time; or (ii) any twelve-month period for which the option was outstanding at any time. In addition, no employee will be granted an option if such employee would own and/or hold outstanding options to purchase, immediately after the grant, Common Stock possessing 5% or more of the total combined voting power or value of all classes of the Company or any subsidiary.

TERMS OF THE OFFERING

     The Stock Purchase Plan operates in twelve phases, with each phase consisting of a three-month calendar quarter commencing with the three months beginning October 1, 1998. Any eligible employee who desires to participate in any phase of the Stock Purchase Plan must complete the plan enrollment form provided by the Company and deliver it to the Company or its designated representative during the enrollment period established by the Company prior to the commencement of the phase. Generally, the option price per share of Common Stock will be the lower of the following: 85% of the closing price for the shares of Common Stock as reported on the Nasdaq National Market or an established securities exchange as of the commencement date of the phase; or 85% of such closing price as of the termination date of the phase.

     Employees participating in the Stock Purchase Plan may pay for shares of Common Stock received upon the exercise of options through payroll deductions from compensation or by tendering a lump sum payment to the Company. If a participant chooses to make payroll deductions from compensation to pay for shares purchased by the exercise of an option, the deductions will commence on the first pay day after the commencement date of the phase and will generally terminate on the last pay day immediately prior to or coinciding with the termination date of that phase, unless sooner modified or terminated by either the participant or the Company.

     A participant may, at any time, withdraw all payroll deductions held by the Company that have been deducted from the participant's compensation during a phase by giving written notice of withdrawal to the Company; provided, however, that in order to withdraw at the end of a phase and to avoid the automatic option exercise provided under the Stock Purchase Plan, a participant must provide written notice of such withdrawal in the manner required by the Company no later than fifteen days prior to the termination date of the phase (unless such fifteen day advance written notice requirement is waived in writing by the Board or the Committee).

     Prior to the commencement date of each new phase, a participant may make a one-time change to his or her participation election for the phase by increasing or decreasing the dollar amount or percentage of compensation to be deducted from the participant's compensation or the lump sum amount to be paid during the phase. To be effective, the change must be in a written form approved by the Company.

TERMINATION OF EMPLOYMENT

     If a participant's employment terminates with the Company for any reason whatsoever, including by reason of death or disability, the payroll deductions held by the Company or lump sum payments received by such participant for such phase, if any, will be paid to the participant or, in the case of death, to such participant's estate, and any options granted to such participant under the Stock Purchase Plan shall immediately terminate as of the date such participant's employment terminates. In the event a participant dies after exercise of the participant's option but prior to issuance of the Common Stock and/or delivery of cash, if any, to be transferred pursuant to the exercise, any such stock and/or cash shall be paid to the participant's estate.

AMENDMENT AND TERMINATION

     The Board is permitted to terminate the Stock Purchase Plan at any time, provided that no such termination will affect any outstanding option. The Board may also amend the Stock Purchase Plan from time to time as it deems proper and in the best interests of the Company or as necessary to comply with Section 423 of the Code or other laws or regulations; provided, however, that no amendment shall, without prior approval of the Company's shareholders: (a) increase the total number of shares for which options may be granted under the Stock Purchase Plan, (b) impair any outstanding option, (c) materially modify the requirements as to eligibility for Stock Purchase Plan participation, (d) affect the option price at which options may be granted, or (e) materially increase benefits accruing to Stock Purchase Plan participants.

TAX CONSEQUENCES

     Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423. The Stock Purchase Plan is not qualified under Code Section 401.

     Employee contributions are made on an after-tax basis. For federal income tax purposes, if shares are purchased pursuant to the Stock Purchase Plan and are not disposed of by the optionee within two years after the date of option grant or one year after the date on which such shares are transferred to the optionee, and if the optionee is an employee of the Company at all times from the date of grant of the option until a date occurring not more than three months before the date of exercise of the option, then, (i) the optionee will not realize any taxable income until he or she sells the shares; and (ii) the Company will not be entitled to a deduction in connection with either the grant or the exercise of an option.

     If the shares are sold within the required holding period, the participant realizes compensation taxable as ordinary income to the extent fair market value of the shares at the date of purchase was greater than the purchase price; the difference between the proceeds of the sale and the fair market value of the shares at the date of purchase is a capital gain or loss (which will be long-term if the shares have been held for more than one year). To the extent the participant realizes ordinary income on a disposition of the shares by reason of failing to meet the requisite holding periods, the Company is generally entitled to a corresponding deduction.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S STOCK PURCHASE PLAN.

                                     ITEM 3

            PROPOSED RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors retained Arthur Andersen LLP ("Arthur Andersen") to examine the financial statements of the Company for the fiscal years ended February 1, 1997 and January 31, 1998 and appointed Arthur Andersen as independent accountants for the Company to audit its consolidated financial statements for the fiscal year ending January 30, 1999 and to perform audit-related services. The Board has directed that the appointment of Arthur Andersen be submitted to the shareholders for approval.

     If the shareholders do not ratify the selection of Arthur Andersen, the Audit Committee and the Board of Directors will reconsider the appointment. The Company has been advised by Arthur Andersen that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

     Proxies will be voted for or against approval of this proposed ratification in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Approval requires the favorable vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy, assuming that a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT ACCOUNTANTS.

ACCOUNTANT INFORMATION

     On October 18, 1996, the Company dismissed Price Waterhouse LLP ("Price Waterhouse") as its independent auditors. Effective October 19, 1996, the Company engaged Arthur Andersen as its new independent accountants to audit the Company's financial statements. The Company's Audit Committee recommended and the Board of Directors approved, effective as of October 18, 1996, the decision to change independent accountants.

     Price Waterhouse reported on the Company's financial statements for the fiscal year ended April 30, 1995 and the period May 1, 1995 through February 3, 1995. Arthur Andersen reported on the Company's financial statements for the fiscal years ended February 1, 1997 and January 31, 1998.

     The report of Price Waterhouse on the Company's financial statements for the fiscal year ended April 30, 1995 and the period May 1, 1995 through February 3, 1996, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the fiscal year ended April 30, 1995 and the period May 1, 1995 through February 3, 1996 and through October 18, 1996 (i) there have been no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their reports on the financial statements for such periods; and (ii) the Company restated its fiscal 1995 third quarter operating results due to a misstatement of inventory values resulting primarily from higher than expected labor and overhead costs directly related to a fulfillment system failure during the peak selling season. As a result, certain weaknesses in the Company's internal control and management information systems were reported on by Price Waterhouse for the fiscal year ended April 30, 1995. As reported in the Company's Form 10-K for the fiscal year ended April 30, 1995, the Company has strengthened its internal control environment by hiring and promoting key employees in the Accounting and MIS Departments in addition to enhancing policies and procedures in the inventory management system.

     During the fiscal year ended April 30, 1995, the nine month transition period ended February 3, 1996 and through October 18, 1996, the Company has not consulted with Arthur Andersen regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

     The Company requested that Price Waterhouse furnish it with a letter addressed to the Commission stating whether it agreed with the above statements. A copy of such letter, dated October 23, 1996, was furnished to the Company.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS


     Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 1998 must be received by the Company on or before March 16, 1999.


VOTING PROXIES

     The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the election of the nominees for director specified in this Proxy Statement, the proposed amendments to the Stock Purchase Plan and the ratification of Arthur Andersen as the Company's independent accountants. The proxy will be voted in accordance with the choices indicated thereon. If no specifications are made, proxies will be voted "FOR ALL NOMINEES" for director, "FOR" the amendments to the Stock Purchase Plan and "FOR" the ratification of Arthur Andersen as independent accountants.

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented at the meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Timothy C. Dillon
                                          Secretary

Aurora, Illinois

July 13, 1998

PROXY                         SUCCESSORIES, INC.

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 26, 1998



The undersigned shareholder of Successories, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints Arnold M. Anderson and Timothy C. Dillon, or any of them, with full power of substitution, to vote all shares of stock of Successories, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said Corporation to be held on Wednesday, August 26, 1998 at 10:00 A.M., Central Daylight Savings Time, and at any adjournments thereof, at The Stonebridge Country Club, 2705 Stonebridge Boulevard, Aurora, Illinois 60504.



(1) The election of Arnold M. Anderson and Michael H. McKee, as Directors:


    [ ] FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN IN SPACE BELOW:

    ----------------------------------------------------------------------------
    [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

(2) The amendments to the Company's Employee Stock Purchase Plan:
    [ ] FOR                      [ ] AGAINST                    [ ] ABSTAIN

(3) The proposal to ratify the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending January 30, 1999:
    [ ] FOR                      [ ] AGAINST                    [ ] ABSTAIN

(4) As such proxies may in their discretion determine upon such other matters as may properly come before the meeting:
    [ ] FOR                      [ ] AGAINST                    [ ] ABSTAIN





                                               I plan to attend the meeting. [ ]

                         (Continued on reverse side)

                PLEASE COMPLETE BOTH SIDES OF THE PROXY CARD,
                 DETACH AND RETURN IN THE ENCLOSED ENVELOPE.









                            DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

    THIS PROXY STATEMENT SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND IN THE ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES DESCRIBED IN ITEM (1) AND FOR ITEMS (2) AND (3) . IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

You are urged to mark, sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.












                                                 Dated, __________________, 1998

                                                 -------------------------------

                                                 -------------------------------

When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.